UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                          Date  of  Report:  July  20,  1999



                              THE  DIAL  CORPORATION
             (Exact  Name  of  Registrant  as  Specified  in  its  Charter)




     DELAWARE                                   51-0374887
(State  or  Other  Jurisdiction  of                         (I.R.S.  Employer
Incorporation  or  Organization)                         Identification  No.)


15501  NORTH  DIAL  BOULEVARD
     SCOTTSDALE,  ARIZONA                         85260-1619
(Address  of  Principal  Executive  Offices)                    (Zip  Code)


Registrant's  Telephone  Number,  Including  Area  Code  (602)  754-3425





ITEM  5.  OTHER  EVENTS.

On July 20, 1999, the Company issued a press releases relating to its financial results for the second quarter of 1999 a copy of which is filed herewith as Exhibit 99.1

ITEM  7.
       (C)  Exhibits
            (99.1)  Press  Release  of  the  Company  dated  July  20,  1999


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE  DIAL  CORPORATION
July  27,  1999


/s/   Susan  J.  Riley
      Senior  Vice  President  and  Chief  Financial  Officer






     Nancy  Stern  -  Corporate  Affairs
     602.754.4090

     Bob  Fulton  -  Investor  Relations
     602.754.1016


DIAL REPORTS SECOND QUARTER 1999 EARNINGS PER SHARE UP 16% TO $0.29 PER SHARE ON
                               17% SALES INCREASE


SCOTTSDALE, ARIZ., JULY 20, 1999 - The Dial Corporation (NYSE:DL) today reported a 16% increase in earnings per share for its second quarter due to strong core revenue growth and continued improvement in its gross margin. The Company posted second quarter net income of $29.4 million, or $0.29 per share (diluted), versus $25.6 million, or $0.25 per share (diluted), in the year earlier quarter.
     Net sales improved 17% to $430 million from $367 million for the same period last year. Net sales in the current quarter include sales from Freeman Cosmetic Corporation, acquired by the Company in July 1998, and Sarah Michaels, Inc., acquired in September 1998. Sales without the acquisitions improved 11% for the quarter due to strong shipments of core brands and a price increase taken on Purex in January 1999.
The Company's gross margin increased 1.6 percentage points in the second quarter to 50.9% from 49.3% in the same period last year, due to improvements in manufacturing costs and a price increase on Purex. Gross margin without the Purex price increase was 50.1%.
     For the first half of 1999, Dial's earnings per share increased 15% due to strong core revenue growth and gross margin improvements. Net income for the first half was $55.3 million, or $0.55 per share (diluted), versus $48.5 million, or $0.48 per share (diluted), the prior year. Net sales rose 18% in the first half due to the inclusion of results from two acquisitions, Freeman Cosmetics and Sarah Michaels, and strong growth in the Purex and Renuzit franchises. Sales without the acquisitions improved 12% for the first half due to strong shipments of core brands and the Purex price increase.
"We are very pleased with the Company's financial and operating performance for the second quarter and first half of 1999," said Mal Jozoff, Chairman and CEO of Dial. "The contribution of our new Specialty Personal Care business plus fundamental strength in each of our four core franchises, Dial, Purex, Renuzit and Armour, has resulted in our 12th quarter in a row of strong results."
     The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America's leading manufacturers of consumer products, including Dial soaps, Renuzit air fresheners, Purex laundry detergents, Armour Star canned meats and the Sarah Michaels, Freeman and Nature's Accents personal care brands. Dial products have been in the American marketplace for more than 100 years.
                                       ###


                                           THE DIAL CORPORATION
                                           SUMMARY OF OPERATIONS
                                                 Unaudited

                                          In millions, except for per share data
                                    QUARTER ENDED                    SIX MONTHS ENDED
                                    -------------                    ----------------


                                                JULY 3, 1999   JULY 4, 1998   JULY 3, 1999   JULY 4, 1998
                                                -------------  -------------  -------------  -------------
Net Sales. . . . . . . . . . . . . . . . . . .  $       430.4  $       366.8  $       829.3  $       701.8
                                                -------------  -------------  -------------  -------------

Costs and expenses:

  Cost of products sold. . . . . . . . . . . .          211.3          185.9          413.7          362.4
  Selling, general and administrative expenses          164.6          136.2          312.1          254.1
                                                -------------  -------------  -------------  -------------
                                                        375.9          322.1          725.8          616.5

Operating income . . . . . . . . . . . . . . .           54.5           44.7          103.5           85.3

  Interest and accretion . . . . . . . . . . .            8.3            4.6           16.7            9.4
                                                -------------  -------------  -------------  -------------

Income before income taxes . . . . . . . . . .           46.2           40.1           86.8           75.9

  Income taxes . . . . . . . . . . . . . . . .           16.8           14.5           31.5           27.4
                                                -------------  -------------  -------------  -------------

Net income . . . . . . . . . . . . . . . . . .  $        29.4  $        25.6  $        55.3  $        48.5
                                                =============  =============  =============  =============


Basic earnings per share . . . . . . . . . . .  $        0.30  $        0.26  $        0.56  $        0.50
                                                =============  =============  =============  =============

Diluted earnings per share . . . . . . . . . .  $        0.29  $        0.25  $        0.55  $        0.48
                                                =============  =============  =============  =============


Basic shares outstanding . . . . . . . . . . .           98.6           98.2           98.6           97.9

  Common share equivalents . . . . . . . . . .            2.0            2.4            2.1            2.4
                                                -------------  -------------  -------------  -------------

Diluted shares outstanding . . . . . . . . . .          100.6          100.6          100.7          100.3
                                                =============  =============  =============  =============



                                         THE DIAL CORPORATION

                                        CONDENSED BALANCE SHEET
                                               Unaudited

                                                     In millions
                                              JULY 3,          DEC. 31,


                                                            1999           1998
                                                     ------------------  ---------
ASSETS
Current assets. . . . . . . . . . . . . . . . . . .  $           264.8   $  239.1
Non-current assets. . . . . . . . . . . . . . . . .              919.5      936.3
                                                     ------------------  ---------

     Total assets . . . . . . . . . . . . . . . . .  $         1,184.3   $1,175.4
                                                     ==================  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities . . . . . . . . . . . . . . . .  $           225.0   $  250.6
Long-term liabilities . . . . . . . . . . . . . . .              558.4      534.6
Stockholders' equity. . . . . . . . . . . . . . . .              400.9      390.2
                                                     ------------------  ---------

     Total liabilities and stockholders' equity . .  $         1,184.3   $1,175.4
                                                     ==================  =========



CONDENSED STATEMENT OF CASH FLOWS
Unaudited
      In millions
      QUARTER ENDED . . . . . . . . . . . . . . . .  SIX MONTHS ENDED
---------------------------------------------------  ------------------
      JULY 3, . . . . . . . . . . . . . . . . . . .  JULY 4,             JULY 3,    JULY 4,
                                                                  1999       1998       1999     1998
                                                     ------------------  ---------  ---------  -------
Net cash provided by operations . . . . . . . . . .  $            25.4   $   38.7   $   25.9   $ 31.2

Net cash used by investing activities . . . . . . .              (11.8)     (92.1)     (13.6)   (88.7)

Net cash provided (used) by financing activities. .              (13.6)      52.0      (19.4)    53.9
                                                     ------------------  ---------  ---------  -------

Net decrease in cash and cash equivalents . . . . .                0.0       (1.4)      (7.1)    (3.6)
Cash and cash equivalents, beginning of year/period                5.3        7.9       12.4     10.1
                                                     ------------------  ---------  ---------  -------

Cash and cash equivalents, end of period. . . . . .  $             5.3   $    6.5   $    5.3   $  6.5
                                                     ==================  =========  =========  =======